Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-172864, 333-180696, 333-186789, 333-202120, 333-209756, 333-216204, 333-223155, 333-229811, 333-236565 and 333-239872) of Magnachip Semiconductor Corporation of our report dated March 9, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ Samil PricewaterhouseCoopers
Seoul, Korea
March 9, 2021